 EXHIBIT 23.2

Your Vision Our Focus

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-4 of Camber Energy, Inc. (the “Registration Statement”) of our report dated March 24, 2023 relating to the financial statements of Viking Energy Group, Inc. as of and for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

June 8, 2023

Turner, Stone & Company, L.L.P. Accountants and Consultants 12700 Park Central Drive, Suite 1400 Dallas, Texas 75251 Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195
Web site: turnerstone.com	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS